                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

--------------------------------------------------------------------------------

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      -------------------------------------

                               ALLAIRE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                              41-1830792
    (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)               Identification No.)

                               ONE ALEWIFE CENTER

                         CAMBRIDGE, MASSACHUSETTS 02140

                                 (617) 761-2000

          (address, including zip code, and telephone number, including area code, of registrants principal executive offices)

                  ALLAIRE CORPORATION 1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 DAVID J. ORFAO

                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               ALLAIRE CORPORATION

                               ONE ALEWIFE CENTER

                         CAMBRIDGE, MASSACHUSETTS 02140

                     (Name and Address of Agent for Service)
                                 (617) 761-2000

          (Telephone Number, Including Area Code, of Agent For Service)

                                 With copies to:

                            Robert L. Birnbaum, Esq.
                              William R. Kolb, Esq.
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                                  Proposed
                                                                Proposed           Maximum               Amount of
       Title of Securities                Amount          Maximum Offering        Aggregate            Registration
        to be Registered             to be Registered    Price Per Share(1)    Offering Price(1)            Fee
===================================================================================================================
   Common Stock, $.01 par value      5,000,000 shares          $51.50             257,500,000             $67,980
===================================================================================================================


(1) Calculated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based on the average high and low sale prices of Allaire's common stock as reported on the Nasdaq National Market on May 3, 2000.

================================================================================

         This Registration Statement covers 5,000,000 shares of our common stock, $.01 par value per share, issuable pursuant to the Allaire Corporation 1998 Stock Incentive Plan, as amended as of March 13, 2000. These shares are in addition to the 3,800,000 shares of common stock registered pursuant to Allaire's Registration Statement on Form S-8, File No. 333-76855, filed with the Securities and Exchange Commission on April 23, 1999.

         The contents of Allaire's Registration Statement on Form S-8, File No. 333-76855, as filed with the Securities and Exchange Commission on April 23, 1999, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         Exhibit
         NO.         DESCRIPTION
         -------     -----------

          4.1* Amended and Restated Certificate of Incorporation of Allaire Corporation

          4.2**      Certificate   of   Amendment   of  Amended  and   Restated
                     Certificate of Incorporation of Allaire Corporation

          4.3*       Amended and Restated By-Laws of Allaire Corporation

          4.4**      Allaire Corporation 1998 Stock Incentive Plan, as amended

          5.1        Opinion of Foley, Hoag & Eliot LLP

         23.1        Consent of PricewaterhouseCoopers LLP

         23.2        Consent of Foley,  Hoag & Eliot LLP  (included  in Exhibit
                      5.1)

------------

* Incorporated by reference to Allaire's Registration Statement on Form S-1 (File No. 333-63689) in the form in which it was declared effective by the Securities and Exchange Commission.

** Incorporated by reference to Allaire's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission on March 30, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts on the 8th day of May, 2000.

                                      ALLAIRE CORPORATION

                                      By: /s/ David J. Orfao
                                          -------------------------
                                          David J. Orfao
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints David J. Orfao and David A. Gerth, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                          DATE
---------                                   -----                                          ----

/s/ Joseph J. Allaire                       Chairman of the Board of Directors
------------------------------------        and Executive Vice President,
    Joseph J. Allaire                       Products                                       May 8, 2000


/s/ David J. Orfao                          President, Chief Executive Officer
------------------------------------        and Director (principal executive officer)     May 8, 2000
    David J. Orfao


/s/ David A. Gerth                          Vice President, Finance and Operations,
------------------------------------        Treasurer and Chief Financial Officer
    David A. Gerth                          (principal financial and accounting officer)   May 8, 2000



/S/ Jonathan A. Flint                       Director                                       May 8, 2000
------------------------------------
    Jonathan A. Flint



/s/ John J. Gannon                          Director                                       May 8, 2000
------------------------------------
    John J. Gannon



/s/ Thomas A. Herring                       Director                                       May 8, 2000
------------------------------------
    Thomas A. Herring



/S/ Ronald G. Ward                          Director                                       May 8, 2000
------------------------------------
    Ronald G. Ward



/s/ W. Frank King                           Director                                       May 8, 2000
------------------------------------
    William Frank King III


                                  EXHIBIT INDEX
                                  -------------

       EXHIBIT
       NO.            DESCRIPTION
       -------        -----------

         4.1* Amended and Restated Certificate of Incorporation of Allaire Corporation

         4.2**        Certificate   of   Amendment   of  Amended  and   Restated
                      Certificate of Incorporation of Allaire Corporation

         4.3*         Amended and Restated By-Laws of Allaire Corporation

         4.4**        Allaire Corporation 1998 Stock Incentive Plan, as amended

         5.1          Opinion of Foley, Hoag & Eliot LLP

        23.1          Consent of PricewaterhouseCoopers LLP

        23.2          Consent of Foley,  Hoag & Eliot LLP  (included  in Exhibit
                      5.1)

------------

* Incorporated by reference to Allaire's Registration Statement on Form S-1 (File No. 333-63689) in the form in which it was declared effective by the Securities and Exchange Commission.

** Incorporated by reference to Allaire's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission on March 30, 2000.